UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2008

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 South Riverside Plaza, Suite 850 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment (this “Amendment”) to the Company’s Current Report on Form 8-K dated January 29, 2008, originally filed on January 31, 2008 (the “Original Filing”), is being filed to provide certain information called for by Item 1.02 “Termination of a Material Definitive Agreement” relating to amounts to be paid to ACH Food Companies, Inc. (“ACH”) in connection with the partial termination by Merisant US, Inc. (“Merisant”) of the Distribution Agreement by and between Merisant and ACH.  As required under SEC rules, this Amendment sets forth the complete text of Item 1.02.  Specifically, Merisant had reported that while the Distribution Agreement provides for penalties of $1,000,000 and an increase of 1.5% on all commissions earned during the 180 termination period, Merisant did not believe that such penalties applied because the Distribution Agreement is being terminated in part but not in whole.  ACH disagreed with that interpretation.  This Amendment reflects the agreements reached by ACH and Merisant with respect to the penalty provisions of the Distribution Agreement.  Except for the changes described above, no other changes have been made to the Original Filing.

Item 1.02                                           Termination of a Material Definitive Agreement.

On January 29, 2008, Merisant US, Inc. (“Merisant”) delivered written notice to ACH Food Companies, Inc. (“ACH”) that the Distribution Agreement between Merisant and ACH, pursuant to which ACH acts as the exclusive distributor of Merisant tabletop sweeteners in the United States, would terminate 180 days from the date of the notice with respect to the retail channel only.  The Distribution Agreement will remain in full force and effect after that date with respect to the foodservice channel.  Merisant terminated the retail channel portion of the Distribution Agreement in order to pursue a new retail distribution strategy in the United States, and its decision was unrelated to ACH’s performance under the Distribution Agreement.  Merisant will be required to repurchase from ACH any good and saleable retail products upon the termination date.  Merisant and ACH disagreed as to whether the penalty provisions of Section 9.2 of the Distribution Agreement should apply in the event of a partial termination.

On March 4, 2008, Merisant and ACH agreed that Merisant will pay to ACH $300,000 on or before July 27, 2008 and that commissions would not increase in connection with the partial termination of the Distribution Agreement.  The parties further agreed to negotiate a new distribution agreement on or before July 27, 2008 that will supersede the Distribution Agreement and that will be substantially on the same terms and conditions of, but at least no worse than the terms and conditions as, the Distribution Agreement, except that (i) references and provisions applicable to the retail channel will be removed and the parties will in good faith negotiate revisions to Section 9.2 of the Distribution Agreement in order to clarify the interpretation of that section and that are reasonable and enforceable as a matter of governing law, (ii) the term of the new distribution agreement will be for three years and (iii) Merisant shall not be permitted to terminate the new distribution agreement without cause for the first 24 months of the new term.  In addition, Merisant agreed to release ACH for any liability arising from the deduction of discounts pursuant to Section 3.2(a) of the Distribution Agreement that had not been earned by ACH on before February 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: March 10, 2008	By:	/s/ Julie Wool
Julie Wool
Global Controller

MERISANT COMPANY

Date: March 10, 2008	By:	/s/ Julie Wool
Julie Wool
Global Controller